Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of LM Funding America, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2017 as filed with the Securities and Exchange Commission on April 17, 2018 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard Russell
April 17, 2018	Richard Russell
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this document has been provided to LM Funding America, Inc. and will be retained by LM Funding America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.